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Exhibit 21.1

SUBSIDIARIES

1. Wholly owned subsidiaries of First Mariner Bancorp

  First Mariner Bank
  Mariner Capital Trust II
  Mariner Capital Trust III
  Mariner Capital Trust IV
  Mariner Capital Trust V
  Mariner Capital Trust VI
  Mariner Capital Trust VII
  Hale Canton, LLC
  Canton Borrowing, LLC

2. Wholly owned subsidiaries of First Mariner Bank

  First Mariner Mortgage Corporation (inactive)
  FM Appraisals, LLC
  Compass Properties, Inc.
  First Mariner Financial Services, Inc. (inactive)
  FMB Holdings, Inc. (inactive)
  Canton Crossing II, LLC

3. Wholly owned subsidiary of Canton Crossing II, LLC

  Canton Crossing Borrower, LLC

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  Exhibit 21.1
SUBSIDIARIES